As filed with the Securities and Exchange Commission on August 25, 2010

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDEN STAR RESOURCES LTD.

(Exact name of issuer as specified in its charter)

Canada	98-0101955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10901 West Toller Drive, Suite 300, Littleton, CO	80127-6312
(Address of Principal Executive Offices)	(Zip Code)

THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN

(Full title of the plan)

With a copy to:

John A. Labate	Michelle H. Shepston
Senior Vice President and Chief Financial Officer	Davis Graham & Stubbs LLP
10901 West Toller Drive, Suite 300	1550 Seventeenth Street, Suite 500
Littleton, Colorado 80127-6312	Denver, Colorado 80202
(Name and address of agent for service)

(303) 830-9000	(303) 892-9400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares (without par value)	10,000,000 (1)	$4.43(2)	$44,300,000(2)	$3,158.59
Rights to Purchase Common Shares (3)	—	—	—	—

Notes:

(1)	Amount to be registered consists of Common Shares to be issued pursuant to the Third Amended and Restated 1997 Stock Option Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the Common Shares of Golden Star Resources Ltd. as quoted on the NYSE Amex on August 24, 2010.
(3)	The Rights are attached to and transferred with the Common Shares. The value attributable to the Rights, if any, is reflected in the value of the Common Shares.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 10,000,000 additional common shares, without par value, of Golden Star Resources Ltd. (the “Company”) issuable under the Company’s Third Amended and Restated 1997 Stock Option Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference (i) the contents of the Registration Statement on Form S-8 filed by the Company with respect to the Plan on June 4, 2003 (Registration No. 333-105821), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof, and (ii) the contents of the Registration Statement on Form S-8 filed by the Company with respect to the Plan on September 14, 2004 (Registration No. 333-118958), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

ITEM 8.	EXHIBITS

Exhibit No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 25th day of August, 2010.

GOLDEN STAR RESOURCES LTD.

By:	/s/ THOMAS G. MAIR
Thomas G. Mair
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ IAN MACGREGOR	Chairman of the Board of Directors	August 25, 2010
Ian MacGregor

/s/ THOMAS G. MAIR	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2010
Thomas G. Mair

/s/ JOHN A. LABATE	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2010
John A. Labate

/s/ JAMES E. ASKEW	Director	August 25, 2010
James E. Askew

/s/ ROBERT E. DOYLE	Director	August 25, 2010
Robert E. Doyle

/s/ DAVID K. FAGIN	Director	August 25, 2010
David K. Fagin

Michael P. Martineau	Director	August 25, 2010

/s/ CHRISTOPHER M. T. THOMPSON	Director	August 25, 2010
Christopher M. T. Thompson

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

4